                                                                  EXHIBIT 10.2.2

                                 LEASE AGREEMENT

                     VENTURE TECHNOLOGY CENTER VII BUILDING
                        8302 NEW TRAILS DRIVE, SUITE 100
                     THE WOODLANDS, MONTGOMERY COUNTY, TEXAS


         THIS LEASE AGREEMENT (the "Lease") is made and entered into on this the________ day of_______________ , 1997, between THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, L.P., a Texas limited partnership, ("Lessor"), and TELXON CORPORATION, a Delaware corporation, ("Lessee").

         l. Premises. Lessor hereby leases to Lessee and Lessee hereby takes from Lessor, 69,671 net rentable square feet of floor space ("Premises"), together with all appurtenances thereto, in a building known and referred to as Venture Technology Center VII Building ("Building"), located at 8302 New Trails Drive, The Woodlands, Montgomery County, Texas. The Building is located on Restricted Reserve "A", being that certain 7.754 acre tract of land, out of The Woodlands Medical Research Park Section 7, according to the map or plat thereof recorded in Cabinet J, Sheet 69 of the Real Property Records of Montgomery County, Texas, as more particularly described in Exhibit "A" attached hereto ("Land"). The Building will contain 69,671 net rentable square feet of floor space. The Premises are shown on the floor plan attached hereto as Exhibit "A-1". Lessor reserves the right to change the name of the Building whenever it desires without any liability or consent of Lessee.

         2. Loading Dock and Parking. In addition to the Premises, Lessee and its invitees are hereby granted the exclusive right to use the loading dock for the Building. Lessee shall also have the right to park 243 automobiles in the parking areas provided by Lessor on the Land, and the nonexclusive right to park 25 automobiles in the parking area located on both the Land and lands southeast of the Land ("Shared Parking Area") shown on the site plan attached as Exhibit "G" attached hereto. Lessor shall keep in good condition throughout the Term described below the parking areas for and vehicular access ways to the Premises. There will be no parking fees charged to Lessee during the Term or any renewal thereof pursuant to the terms of this Lease. The use of such loading dock and parking and access areas shall at all times be subject to such reasonable rules and regulations as Lessor may promulgate.

         3. Term. The term of this Lease ("Term") shall commence on that date ("Commencement Date") which is the earlier of (i) June 1, 1998, or (ii) 30 days after the date of substantial completion of the Premises, including leasehold improvements within the space as described in the Tenant Improvement Addendum ("Tenant Improvement Addendum") attached hereto as Exhibit "B", so long as during the 30 day period, the Premises are used only for the purposes of moving in office furniture and equipment and telephone and cable installation, or (ii) occupancy of the Premises for the purpose of conducting the business described in Section 4, and shall expire on the last day of the one hundred and twenty-first (121st) full calendar month following the Commencement Date, subject to earlier termination as hereinafter provided. Lessor shall not be liable or responsible for any claims, damages or liabilities of any nature whatsoever in connection with or by reason of any delayed occupancy, except that if the Premises are not substantially complete by October 1, 1998,
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Lessee may terminate the Lease by written notice to Lessor at any time prior to substantial completion. Within 15 days following Lessee's receipt from Lessor of a memorandum of this Lease specifying the Commencement Date, the date of expiration of the Term, and the Base Rent (as described in Section 7 hereof) Lessee agrees to execute the memorandum.

         4. Use. Lessee shall use the entire Premises solely for general office and engineering design, product development, and incidental uses related thereto, and for no other use.

         5. Acceptance of the Premises. Upon taking possession of all or any portion of the Premises, Lessee shall be deemed to have accepted the Premises, to have acknowledged that the same are in the condition called for hereunder and to have agreed that the obligations of the Lessor imposed by the Tenant Improvement Addendum have been fully performed. Lessee hereby waives any implied warranty, except as may be provided for in the Tenant Improvement Addendum, of Lessor that the Premises are suitable for their intended commercial purpose and acknowledges and agrees that all of Lessee's obligations hereunder (including without limitation, the obligation to pay rent) are independent of any such implied warranty and agrees to perform all such obligations and pay rent notwithstanding any breach or allegation of breach by Lessor of any such implied warranty (which implied warranty as aforesaid is hereby waived by Lessee).

         6. Security Deposit. INTENTIONALLY DELETED.

         7. Base Rent. The Base Rent, which Lessee hereby agrees to pay to Lessor monthly, in advance, at Lessor's address stated above, shall be the monthly sum calculated as described in Article 8 of the Tenant Improvement Addendum, due and payable on the first day of each calendar month during the Term hereof, without offset or deduction, with a pro rata portion being due and payable in advance for any partial month occurring at the beginning of the Term.

         8. Additional Rent. Lessee agrees to pay all Operating Expenses (as defined in Section 10 below) for the Premises. Prior to the Commencement Date, Lessor will provide Lessee a statement showing Lessor's reasonable estimate of the Operating Expenses for the then current Fiscal Year and the Additional Rent due. Within 90 days following the completion of each Fiscal Year thereafter, Lessor will provide to Lessee a statement showing in reasonable detail the Operating Expenses for the preceding Fiscal Year, the Additional Rent due, and Lessor's reasonable estimate of Operating Expenses for the then current Fiscal Year. A listing of the current categories of Operating Expenses ("Operating Expense Categories") used by Lessor are set out in Exhibit "E" attached hereto. The Operating Expense Categories may change from time to time in Lessor's reasonable discretion. Lessee shall, on or before 30 days following receipt of said statement, pay to Lessor the amount of Additional Rent due as provided herein, less the amount of Additional Rent paid in advance (if any) during the preceding Fiscal Year. Any overpayment will be paid to Lessee within 30 days of the determination of such overpayment. Lessee agrees to pay Additional Rent each month thereafter, in addition to Base Rent, in an amount necessary to amortize the estimated Operating Expenses for the then current Fiscal Year over a period equal to the lesser of (i) the number of months remaining in the Term on a pro rata basis or (ii) the number of months remaining in the current Fiscal Year. Notwithstanding that the Term has expired or been terminated, Lessee shall remain liable for and agrees to pay to Lessor within 30 days following receipt of an invoice therefor, its pro rata share of Operating Expenses for the Fiscal Year during which the Term expired or was



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terminated, but only for those months prior to expiration of the Term. The term
"Fiscal Year", as used herein, shall mean Lessor's fiscal year for accounting purposes which currently is the 12-month period beginning January 1 and ending December 31. Lessor shall have the right to change the Fiscal Year, from time to time, and, in such event, Lessor shall notify Lessee in writing of such change. Lessee shall have the right, at its sole expense and at a reasonable time within 2 years after the date the statement is provided to Lessee, to audit Lessor's books relevant to the Additional Rent due under this Section. If any audit, which is not being paid for on a "contingency" basis, determines a discrepancy of 5% or more in the total (aggregate) Operating Expenses, Lessor shall reimburse Lessee for the reasonable costs of the audit, not to exceed $2,500.00.

         9. Payment of Rentals. Lessee covenants to promptly pay all rentals when due and payable. Lessor shall have the right to charge a late charge of 10% of any payment of Base Rent or Additional Rent which is more than 10 days past due in order to compensate Lessor for the extra administrative expenses incurred. Lessor shall bill Lessee for any applicable late charge. Notwithstanding anything contained herein to the contrary, the late charge will be waived the first 2 times during each Fiscal Year the rental is more than 10 days past due provided Lessee pays the late rental within 5 business days after written notice from Lessor. If Lessor shall pay any monies or incur any expenses in correction of violations of the covenants herein set forth applicable to Lessee, the amounts so paid or incurred shall, on notice to Lessee, be considered additional rent payable by Lessee with the first installment of Base Rent thereafter to become due and payable, and may be collected or enforced as by law provided in respect of rentals.

         10. Operating Expenses. The term "Operating Expenses" means all of Lessor's costs, expenses and disbursements (but not acquisition of capital investment items, except as hereinafter expressly provided or specific costs billed to specific lessees) to operate and maintain the Land, the Building, and all improvements on the Land from time to time (to the extent and only to the extent same are Lessor's obligation to pay or furnish under the other provisions of this Lease), including, but not limited to, Lessor's costs of providing utilities, including, but not limited to lighting; porter services and supplies; refuse removal; landscaping, including irrigation; and general maintenance and repairs, including, but not limited to, repairs to roof surface and preventive maintenance, parking area restriping, exterior painting and other activities. Operating Expenses shall also include a reasonable amortization charge on account of any capital expenditure incurred to effect a reduction of Operating Expenses and a reasonable charge for amortization of all capital items Lessor installs (a) to reduce Operating Expenses; however, Lessor shall perform a cost justification showing that the anticipated reduction in Operating Expenses is greater than the amortization amount (inclusive of finance charges) related to such installation, or (b) to promote safety, or (c) which Lessor is required to install on or for the benefit of the Building by any governmental law, code or regulation passed or enacted on or after the Commencement Date, or (d) which is a replacement (as opposed to additions or new improvements) of items located in the common areas adjacent to the Building, the parking area and other facilities used in connection with the Building, or involving the exterior of the Building, including, but not limited to, the roof and structural elements. With respect to
(b), (c) and (d), the amortization shall be based on the useful life of such capital expenditure, together with interest thereon, at the Prime Rate, adjusted daily on the unamortized balance thereof. "Prime Rate" as used herein shall mean the varying per annum rate of interest then most recently established and announced by BankBoston, N.A., at its head office in Boston, Massachusetts, as its "Base Rate" of interest with each such change in such per annum rate to become effective on the effective date of each such




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change. Additionally, Operating Expenses shall include all ad valorem taxes or assessments, and Annual Assessments of The Woodlands Community Association, Inc. and The Woodlands Commercial Owners Association, whichever is applicable, which accrue against the Building or the Land during the Term, together with all insurance premiums which Lessor is required to pay or deems necessary to pay with respect to the Building or the Land, including, but not limited to, casualty insurance and liability insurance, and a management fee ("Management Fee") of 4% of Lessee's annual Base Rent (no Additional Rent shall be included). Further, Operating Expenses shall include 50% of Lessor's costs to operate and maintain the Shared Parking Area. Estimated Operating Expenses for Fiscal Year 1998 for the different Operating Expense Categories are set forth on Exhibit "F" attached hereto. The figures are estimated only and are subject to change based on the actual Operating Expenses.

         Notwithstanding anything contained herein to the contrary, Operating Expenses shall not include those items set forth on Exhibit "D".

         11. Utilities. Lessor shall make available to the Building gas, electricity, water and sewer facilities. Lessee agrees to assume all costs and expenses for water and sewer, gas, electricity, telephone, and any other service needed for its use at the Premises, including any license or deposit required to establish or maintain such services, and the costs of installation, hook-up and metering (which will be part of Project Costs described in the Tenant Improvement Addendum). Lessee shall promptly pay for all utility services furnished to the Premises during the term of this Lease. Lessor shall under no circumstances be liable to Lessee in damage or otherwise for any interruption in service of water, electricity, heating, air conditioning or other utilities or services caused by governmental regulation, emergencies, Acts of God, by the making of any necessary repairs or improvements, or by any cause beyond Lessor's reasonable control. Lessor shall endeavor in good faith to give at least 24 hours notice to Lessee when any necessary interruption in service will be made by Lessor and will use reasonable efforts to minimize such interruption in service.

         12. Peaceful Enjoyment. Lessee shall and may peacefully have, hold and enjoy the Premises for the Term, subject to the terms and conditions of this Lease, provided that Lessee pays the rentals and other sums herein recited and performs all of its covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors and assigns, but only with respect to breaches occurring during its and their respective ownership of Lessor's interest hereunder.

         13. Alterations, Additions and Improvements. Lessee shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Lessor. Lessor will approve or disapprove Lessee's request for the right to make alterations or physical additions to the Premises within 5 days after Lessee's written request. Lessor shall not be liable as a result of any such consent for completeness, design sufficiency, or compliance with any law, ordinance, order, rule, or regulation and Lessee shall indemnify, defend and hold Lessor harmless from all claims, demands, damages, causes of action or litigation, arising out of or resulting from such consent. Any and all alterations, additions or improvements shall be made at Lessee's sole expense, except as may be otherwise provided in the Tenant Improvement Addendum. All such alterations, additions or improvements shall, upon completion, become the property of Lessor, and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise, unless at the



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
time Lessor approves Lessee's request to Lessor to make an alteration and/or physical addition to the Building or Premises, Lessor advises Lessee that such alteration or physical addition must be removed at the end of the Term, such removal, if approved, being subject to repair by Lessee of all damage to the Premises incurred in removing the alteration or physical addition. The preceding sentence shall not apply to removable equipment or furniture owned by Lessee and which can be removed without damage to the Building or the Premises, provided there is no default by Lessee in any of the terms and conditions of the Lease.

         14. Exterior Repairs. Lessor will keep in good order and repair the exterior of the Building, including any doors, windows, roof, all entrances and driveways, landscaping, sidewalks, ponds/lakes, parking lot, or glass, in repair, provided Lessee shall give Lessor written notice of the necessity for such repairs ("Exterior Repairs"). All Exterior Repairs are included in Operating Expenses. Lessor shall be under no liability for costs of repair, maintenance, alteration or any other action with reference to any plumbing, electrical or other mechanical installation within or serving the Premises or any part thereof, except for the service lines leading to the Premises. Lessor shall maintain the Building and the Land consistent with similar properties in the greater Houston area. Lessor agrees that Lessee will receive the benefit of all applicable warranties received by Lessor on the improvements and mechanical systems and will assist in enforcement of the warranties for the benefit of Lessee.

         15. Operation by Lessee. Lessee agrees to (a) keep the inside of all glass in the doors and windows of the Premises clean; (b) replace promptly, at its expense, any cracked or broken window glass inside the Premises with glass of like kind and quality; (c) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (d) keep any garbage, trash, rubbish or refuse in rat-proof containers within the interior of the Premises until removed from the area; (e) keep all mechanical apparatus free of vibration, noise or pollution which may be transmitted beyond the Premises; (f) comply with all laws, ordinances, rules and regulations of the Fire Underwriters Rating Bureau now or hereafter in affect within the Premises; and (g) conduct its business in all respects in a dignified manner in accordance with industry standards of business operation.

         In addition, Lessee shall not (a) place or maintain any merchandise or other articles on the exterior of the Premises or Building without the written consent of Lessor; (b) permit undue accumulation of garbage, trash, rubbish or other refuse within or without the Premises; (c) cause or permit objectionable odors to emanate or be dispelled from the Premises; (d) cause or permit the parking of vehicles so as to interfere with the use of any driveway, walk, parking area, dock or other common facility in the area; (e) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which is immoral, disreputable or in violation of any legal direction of any public officer; or (f) occupy, use or permit the use or occupancy of any portion of the Premises for any business or purpose which, in the opinion of Lessor, reasonably formed, constitutes a public or private nuisance.

         Lessee agrees to discharge all waste materials from the Premises in compliance with the rules and regulations as set forth in The Woodlands Metro Center Municipal Utility District Policy Manual - Industrial Waste Discharges - Permits and Charges - No. R&S-50, issued July 12, 1979, with an effective date of July 12, 1979, a copy of which is attached hereto as Exhibit "H", as it may be


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
amended from time to time. Lessee shall haul away for disposal at its own expense, any waste material not meeting the standards for discharge set forth in the above-referenced manual.

         As of the Commencement Date, Lessee shall comply, at Lessee's cost and expense, with all private restrictions, as may be imposed as set forth in
Section 38, encumbering the Land and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, and municipal governments, including all municipal and road utility districts and municipal utility districts, and all departments, commissions, boards and officers thereof, and any other body exercising similar functions, which now or hereafter may be applicable to Lessee's occupancy of the Premises, the improvements in the Premises, or to the use or manner of use of the Premises or the improvements, including but not limited to, all environmental laws and the Americans With Disabilities Act, except as set forth below. In the event of a violation of any environmental law by Lessee and cleanup of contamination is required, in addition to all other remedies of Lessor under this Lease or at law or in equity, Lessee shall conduct only a Risk Reduction Standard 1 cleanup as described in the 30 Texas Administrative Code Section 335.554 so that there is a total and complete removal of all contaminates from the Premises, except for any condition that may have occurred prior to Lessee taking occupancy, and no deed recordation notice is recorded in the Real Property Records of Montgomery County, Texas, against the Land. Lessee agrees that no such cleanup shall be subject to any other type of risk reduction standard. By execution of the Lease, Lessee acknowledges receipt of a copy of the Environmental Report dated March 5, 1997, prepared by Ground Water Services, Inc.

         Lessee also agrees to comply with the Rules and Regulations of the Building, a copy of which is attached as Exhibit "C". Lessor may amend said Rules and Regulations, from time to time, if reasonably necessary for the safety, care, or cleanliness of the Building, provided that no amendment shall alter any covenant or provision contained in this Lease. Lessee agrees to comply with any amendment which is made to said rules and Regulations in compliance with the terms of this subsection.

         16. Interior Repairs and Maintenance. Lessee will, at Lessee's cost and expense, keep the interior of the Premises, together with all electrical, plumbing and other mechanical installations therein, all heating and air conditioning equipment ("AC Equipment"), and all interior windows or doors serving the Premises, in good order and repair, and will make all replacements thereto as its expense. Lessee will surrender the Premises at the expiration or earlier termination of this Lease, in as good condition as of the Commencement Date, excepting depreciation caused by ordinary wear and tear or fire or casualty, in which case, Section 23 shall apply. Notwithstanding anything contained herein to the contrary, if Lessee has replaced the AC Equipment and/or any building standard capital equipment ("Replaced Equipment") during the Term, provided there is no monetary default by Lessee and Lessee has maintained the Replaced Equipment as provided herein, Lessor shall reimburse Lessee for Lessor's pro rata share of the cost of the Replaced Equipment calculated as follows: Reasonable cost of the Replaced Equipment ("Cost") Minus an amount equal to Cost divided by the useful life (in months) of the Replaced Equipment Times the number of months from installation of the Replaced Equipment until termination of the Lease. Lessee will not overload the electrical wiring serving the Premises or within the Premises, and will install at its expense, but only after obtaining Lessor's written approval, any additional electrical service which may be required in connection with Lessee's use or occupancy. Notwithstanding anything herein to the contrary, Lessor,



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and not Lessee, shall be liable for any and all interior repairs which may result from any structural failure of the Building, unless caused by the negligence or willful act or omission of Lessee, its agents, employees or invitees. Lessee will repair promptly, at its expense, any damage to the Premises caused by bringing into the Premises any property for Lessee's use, or by the installation or removal of such property, regardless of fault or by whom such damage was caused, unless caused by Lessor, its agents, employees or contracts. Upon execution of this Lease, Lessee, at its own cost and expense, shall enter into a regularly scheduled preventative maintenance/service contract with Lessor, or a maintenance contractor approved by Lessor, which approval shall not be unreasonably withheld or delayed, for servicing all hot water, heating, and air-conditioning systems and equipment within the Premises. If Lessee fails to make such repairs and/or to perform the maintenance and repairs to the Premises which are Lessee's obligation under this Lease, within 10 days after written notice from Lessor, Lessor may make same, and Lessee agrees to pay, as additional rent, the cost thereof, plus 10% overhead, to Lessor promptly upon Lessor's demand therefor. Lessor warrants and represents that as of the Commencement Date all mechanical, plumbing, and electrical systems will be in good order and repair.

         17. Roof and Walls. Lessor or its designee shall have the exclusive right to install, maintain, use, repair and replace within the Premises, pipes, ducts, conduits, wires and all other mechanical equipment serving other parts of the Building, the same to be in locations within the Premises as will not materially interfere with Lessee's use thereof. Lessee shall have no right to penetrate or erect improvements on the roof without the prior written consent of Lessor. Lessee shall be liable in damages to Lessor for any breach of this provision, including damages for loss of any and all warranties. Lessor agrees that so long as Lessee is occupying the entire Premises and is not in monetary default in any of the terms and conditions of the Lease, Lessor will not provide a license to use the roof to any other person or entity.

         18. Signs and Advertising. Lessee will not place or suffer to be placed or maintained on or displaced to the exterior of the Premises, any sign, advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining the written approval of Lessor. Lessee will maintain any approved sign, decoration, lettering, advertising matter or other thing in good condition and repair at all times. Lessee may install a sign panel on the monument sign for the Building, which monument sign will also include the street address of the Building. Lessee shall pay for all costs related to its sign panel and the installation of the panel. So long as Lessee is the only lessee in the Building, no other name shall appear on the sign panel.

         19. Entry by Lessor. Lessee shall permit Lessor or Lessor's agents, representatives, or employees to enter upon the Premises at reasonable times, and upon having given Lessee reasonable advance notice, (a) to inspect the Premises, to determine whether Lessee is in compliance with the terms of this Lease; (b) to show the Premises to prospective purchasers, lessees, mortgagees, beneficiaries under trust deeds, or insurers (but as to prospective lessees only within the last 9 months of the Term), and (c) to make repairs, improvements, additions and alterations thereto, as Lessor is permitted to make according to the terms of the Lease. Entry by Lessor shall be subject to Lessee's reasonable security procedures. Any inspections of the Premises pursuant to this subsection shall be at Lessor's cost and expense; provided, however, in the event it is determined by Lessor as a result of such inspection, that an environmental study should be conducted on the Premises and said



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
environmental study determines that Lessee has not complied with all then existing environmental laws, Lessee shall reimburse Lessor for the cost of the study within 15 days after receipt of an invoice setting forth the cost, and Lessee shall promptly take all action necessary, at Lessee's sole expense, to remedy any noncompliance by Lessee discovered by such study in accordance with
Section 15 above.

         20. Liens. In the event that any mechanic's, materialmen's, or other lien shall at any time be filed against the Premises, the Building or the Land purporting to be for work, labor, services or materials performed for or furnished to Lessee or anyone holding the Premises through or under Lessee, or arising out of any alleged act or omission of Lessee, Lessee shall forthwith cause the same to be properly bonded or released. If Lessee shall fail to cause such lien to be bonded or released within 30 days after being notified of the filing thereof, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same by posting a bond or paying the amount claimed to be due, and the amount so paid by Lessor, and all costs and expenses incurred by Lessor in procuring the discharge of such lien, including reasonable attorney's fees, shall be due and payable by Lessee to Lessor as additional rent on the first day of the next succeeding month.
Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and that no mechanics', materialmen's or other liens for any such labor or materials shall attach to or affect the estate or interest of Lessor in and to the Land or Building.

         21. Subordination. Lessee agrees that this Lease is and shall be subordinate to any mortgage or deed of trust which may now or hereafter encumber the Building or the Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, that the holder of any such mortgage or deed of trust shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by the mortgagee, any purchaser at or in lieu of foreclosure or other party so long as Lessee is not in default under this Lease. In confirmation of such subordination, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may reasonably request. Lessor agrees to deliver to Lessee a commercially reasonable nondisturbance and attornment agreement within 45 days after a mortgage or deed of trust is placed on the Building or the Land. In the event of the enforcement by the trustee or the beneficiary under a mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the lessee of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance except prepayments in the nature of security for the performance by Lessee of its obligations under this Lease; (ii) any amendment or modifications under this Lease made without the written consent of such trustee, beneficiary, or successor in interest; (iii) any default by the prior owner or landlord in the observance or performance of any of its covenants or obligations hereunder any right of offset which Lessee may have had against the prior owner or landlord. Lessor will require the trustee or beneficiary under a mortgage or deed of trust to give Lessee written notice of Lessor's default in the mortgage or deed of trust. Upon request by any successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.



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
         As of the date of the Lease, the Land is not encumbered by a mortgage or deed of trust and the Premises if not subject to a ground or underlying lease.

         Within 20 days after Lessor's written request, Lessee agrees to execute an estoppel certificate or other agreement certifying to Lessor and/or any mortgagee of the Building such facts and agreeing to such reasonable notice provisions as such mortgagee may request in connection with Lessor's financing, subject, however, to the non-disturbance rights of Lessee above-described. If Lessee fails or refuses to give a certificate hereunder within the time period herein specified, then the information contained in such certificate as submitted by Lessor shall be deemed correct for all purposes, and all notice provisions and other matters in the certificate shall be deemed agreed to, but Lessor shall have the right to treat such failure or refusal as a default by Lessee.

         This Lease and all rights of Lessee hereunder are further subject and subordinate to the extent that the same relate to the Premises to all ground or underlying leases covering the Land/or any part thereof which may now or hereinafter affect the Land or the Building, and any renewals or modifications thereof; provided, however that the holder of any ground lease or underlying leases covering the Land or the Building shall agree that Lessee shall not be disturbed in its possession of the Premises or its rights hereunder terminated or amended by such holder as long as Lessee is not in default under this Lease.

         22. Condemnation. If the whole or any part of the Premises shall be taken under the power of eminent domain, this Lease shall terminate as to the part so taken on the date Lessee is required to yield possession thereof to the condemning authority. Lessor shall, with reasonable diligence, make such repairs and alterations as may be necessary in order to restore the part not taken to a useful condition, and the Base Rent shall be reduced proportionately to the portion of the Premises so taken. If the amount of the Premises so taken substantially impairs the usefulness of the Premises for the purposes set forth in Section 4, either party may terminate this Lease within 30 days after Lessor gives Lessee notice that it will be dispossessed, effective as of the date when Lessee is required to yield possession, at which time all Lessor's and Lessee's rights and obligations under the Lease, including Lessee's obligation to pay rent shall terminate. All compensation awarded for any taking shall belong to and be the property of Lessor.

         23. Fire and Casualty. In the event of a fire or other casualty in the Premises, Lessee shall immediately give notice thereof to Lessor. If the Premises, through no fault or neglect of Lessee, its agents, employees, invitees, licensees or visitors, shall be destroyed by fire or other casualty so as to render the Premises untenantable, the rental herein shall be reduced proportionally as of the date of such casualty to the portion of the Premises rendered untenantable until such time as the Premises are made tenantable by Lessor. If from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent and other sums owed hereunder up to the time of such destruction or casualty shall be paid by Lessee, and thenceforth this Lease shall cease and come to an end. If (i) the repairs or restoration will take more than 275 days after Lessee has given Lessor notice of the loss or damage, in Lessor's opinion reasonably formed or (ii) if Lessor has not given Lessee notice of its decision to repair and restore the Premises within 75 days of the date Lessee has given Lessor notice of the loss or damage, then Lessee may terminate the Lease.

         24. Casualty Insurance. Lessor shall, at all times during the Term, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, licensed to do business in the State of Texas, insuring Lessor's interest in the Building against loss or damage by fire and other hazards within the coverage of a Texas standard form of fire and extended coverage policy, for the full replacement value thereof, with payments for losses thereunder payable solely to Lessor or its designee. A Certificate showing the insurance will be delivered to Lessee within 45 days after the Commencement Date.

         25. Liability Insurance. Lessee shall maintain, at its expense, at all times during the Term, a policy or policies of commercial general liability insurance, with the premiums thereon fully paid in advance, issued by (i) an insurance company or companies rated "A-" or higher under the most current edition of A.M. Best's Key Rating Guide, (ii) a Lloyds of London underwriter, or
(iii) an insurance company agreed to by Lessor. All insurers must be licensed to do business in the State of Texas. The insurance shall afford protection of not less than $1,000,000 combined single limit bodily injury and property damage per occurrence. The policy or policies shall name Lessor as an additional insured. As to any injury or damage occurring in or on the Premises, Lessee's insurance shall be primary. Lessee's policy shall contain an agreement by the insurer that such policy, or policies may not be canceled or materially modified without 30 days' prior notice to Lessor. Lessee shall provide Lessor a copy of the required policy or policies, or a certificate evidencing the required coverage, before beginning any work in the Premises or taking occupancy of same. Additionally, Lessee shall provide Lessor evidence of the renewal of each policy prior to expiration of the policy.

         26. RELEASE OF CLAIMS; WAIVER OF SUBROGATION. ANYTHING IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, LESSOR AND LESSEE EACH WAIVE ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION AGAINST THE OTHER AND ITS PARTNERS (IF ANY), AND THE AGENTS, OFFICERS, AND EMPLOYEES OF THE OTHER PARTY OR ITS PARTNERS, FOR ANY LOSS OR DAMAGE:

                       (i) TO THE PREMISES, THE BUILDING, OR ANY IMPROVEMENTS THERETO, OR ANY PERSONAL PROPERTY OF SUCH PARTY THEREIN, BY REASON OF FIRE, THE ELEMENTS OR ANY OTHER CAUSE WHICH COULD HAVE BEEN INSURED AGAINST UNDER A TEXAS STANDARD FORM OF FIRE AND EXTENDED COVERAGE INSURANCE POLICY, OR

                       (ii) ARISING OUT OF ANY BUSINESS INTERRUPTION, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, BY REASON OF FIRE, THE ELEMENTS OR ANY OTHER CAUSE,

REGARDLESS OF CAUSE OR ORIGIN, INCLUDING THE SOLE OR CONCURRENT NEGLIGENCE OF THE OTHER PARTY OR ITS PARTNERS, OR THE AGENTS, OFFICERS, OR EMPLOYEES OF THE OTHER PARTY OR ITS PARTNERS. LESSOR AND LESSEE COVENANT THAT NO INSURER SHALL HOLD ANY RIGHT OF SUBROGATION AGAINST THE OTHER PARTY FOR LOSSES WHICH MUST BE INSURED AGAINST BY THE TERMS OF THIS LEASE. THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS LEASE.

         27. RELEASE AND INDEMNIFICATION BY LESSEE. SUBJECT TO SECTION 26 ABOVE, LESSEE RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD LESSOR AND ITS PARTNERS, AND THE AGENTS, OFFICERS AND EMPLOYEES OF LESSOR OR ITS PARTNERS, HARMLESS FROM AND AGAINST ALL CLAIMS OR CAUSES OF ACTION FOR DAMAGE OR INJURY OR DEATH TO PERSONS OR PROPERTY OCCURRING ON OR IN THE PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS OR CAUSES OF ACTION CAUSED BY OR RESULTING FROM (i) THE

SOLE OR CONCURRENT NEGLIGENCE, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR OR ITS PARTNERS, OR THE AGENTS, OFFICERS, OR EMPLOYEES OF LESSOR OR ITS PARTNERS, OR (ii) STRICT LIABILITY OR PRODUCT LIABILITY. LIKEWISE, SUBJECT TO SECTION 26 ABOVE, LESSOR RELEASES AND AGREES TO DEFEND, INDEMNIFY AND HOLD LESSEE AND ITS PARTNERS, AND THE AGENTS, OFFICERS AND EMPLOYEES OF LESSEE OR ITS PARTNERS, HARMLESS FROM AND AGAINST ALL CLAIMS OR CAUSES OF ACTION FOR DAMAGE OR INJURY OR DEATH TO PERSONS OR PROPERTY OCCURRING ON OR IN THE LAND, OTHER THAN THE PREMISES, INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS OR CAUSES OF ACTION CAUSED BY OR RESULTING FROM (i) THE SOLE OR CONCURRENT NEGLIGENCE, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSEE OR ITS PARTNERS, OR THE AGENTS, OFFICERS, OR EMPLOYEES OF LESSEE OR ITS PARTNERS, OR (ii) STRICT LIABILITY OR PRODUCT LIABILITY. THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS LEASE.

         28. Holding Over. In the event of holding over by Lessee after the expiration or termination of the Term or any extension thereof as mutually agreed or as provided under Section 3, and without the written consent of Lessor, Lessee shall be a Tenant at will and shall pay rent equal to one hundred thirty-five percent (135%) on a per diem basis the amount of all Base Rent, and Additional Rent payable during the last month of the Term. Further, in the event Lessee holds over for more than 90 days without Lessor approval, Lessee shall indemnify Lessor against all claims for damages by any other lessee to whom Lessor may have leased all or any part of the Premises. Lessor may terminate the tenancy by giving written notice to Lessee. No holding over by Lessee, either with or without the consent and acquiescence of Lessor, shall operate to extend the Lease for a longer period than 1 day, except as otherwise set forth herein. Any holding over with the consent of Lessor in writing shall there after constitute this Lease a lease from day to day.

         29. Default by Lessee. If (a) Lessee fails to timely pay any sum to be paid by Lessee under this Lease after 5 days written notice from Lessor; (b) Lessee fails to perform any of its other duties or obligations under this Lease and such default continues for 20 business days after Lessor delivers written notice to Lessee or deposits written notice in the U. S. Mail addressed to Lessee's address above; (c) any of the following actions occur and Lessee fails to vigorously contest and cause same to be removed, dismissed, or vacated within 30 days from the date of entry or filing: (i) Lessee's interest under this Lease is levied on under execution or other legal process, or (ii) any petition is filed by or against Lessee to declare Lessee a bankrupt or to delay, reduce or modify Lessee's debts or obligations, or (iii) any petition under the Bankruptcy Code is filed or other action taken to reorganize or modify Lessee's capital structure, or (iv) Lessee is declared insolvent according to law, or (v) any general assignment of Lessee's property is made for the benefit of creditors, or
(vi) a receiver or trustee is appointed for Lessee or its property; (d) if Lessee is a corporation, Lessee ceases to exist as a corporation in good standing in the State of Texas; or (e) if Lessee is a partnership or other entity, Lessee is dissolved or otherwise liquidated, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease. Upon the occurrence of any of the foregoing events, at Lessor's option, Lessor shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                  A. Lessor may terminate this Lease and forthwith repossess the Premises and recover damages in a sum of money equal to the total of (i) the cost of recovering the Premises, including the cost of the removal and storage of any of Lessee's possessions left within the Premises, (ii) the unpaid Base Rent and Additional Rent earned at the time of termination, plus interest thereon at the lesser of (A) thirteen percent (13%) per annum, or (B) the then maximum interest rate permitted to be charged by applicable law ("Interest") from the due date until paid, (iii) the balance of the Base Rent and Additional Rent for the remainder of the Term, discounted to its present value at the rate of 8% per annum, less the fair market rental value (allowing a reasonable period for reletting) of the Premises for said period (provided said sum shall not be less than zero), and (iv) any other sum of money and damages owed by Lessee to Lessor in accordance with the terms of the Lease.

                  B. Without terminating this Lease, Lessor may terminate Lessee's right of possession and repossess the Premises by forcible detainer suit or otherwise, in accordance with Texas law. If Lessor pursues this remedy, Lessor may relet the Premises for Lessee's account, for such rent and upon such terms and conditions as Lessor deems satisfactory. For the purpose of such reletting, Lessor is authorized to make any reasonable repairs in or to the Premises as it deems necessary to prepare the Premises to relet at Lessee's expense. If Lessor fails to relet the Premises, then Lessee shall pay to Lessor as damages a sum equal to the amount of the Base Rent and Additional Rent provided for in this Lease for such period or periods. If Lessor relets the Premises and fails to realize a sufficient sum from such reletting after deducting (a) the due and unpaid Base Rent and Additional Rent, (b) the accrued Interest thereon, (c) the cost of recovering possession, (d) the costs and expenses of all reasonable repairs, and (e) the expense of such reletting and the collection of the rent accruing therefrom, then Lessee shall pay to Lessor any such deficiency upon demand from time to time. Lessor may file one or more suits to recover any sums falling due under this Section from time to time. Any reletting shall not be an election by Lessor to terminate this Lease unless Lessor gives a written notice of such intention to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default.

                  C. Lessor may change the locks on the Premises. The Lessor will not have to give the Lessee a new key unless the Lessee cures the default(s); the new key will be provided only during Lessor's regular business hours.

         30. Waiver. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or at equity.

         31. Lien for Rent. INTENTIONALLY DELETED.

         32. Assignment by Lessor. Lessor shall have the right to sell, transfer or assign, in whole or in part, all of its rights and obligations hereunder and in the Building and the Land. In such event and upon the assumption by such transferee of Lessor's obligations hereunder, no further liability or obligation shall thereafter accrue against Lessor hereunder.

         33. Assignment by Lessee. Lessee shall not assign this Lease or any interest therein, nor sublet the Premises or any part thereof or any right or privilege appurtenant thereto, nor permit any other person, firm or entity to occupy or use the Premises or any portion thereof without first obtaining the written consent of Lessor. Lessor agrees to give Lessee the approval or disapproval within 15 days after Lessee's written request. Lessor shall have the right, at its option, to terminate this Lease as to any portion of the Premises covered by a proposed assignment or sublease, or to approve any such assignment or sublease only upon the condition that (a) 50% of all rentals paid by the assignee or sublessee (if other than an Affiliate as described below) in excess of the rentals due from Lessee hereunder, shall be paid directly to Lessor after deducting all reasonable out-of-pocket expenses incurred by Lessee as a result of the assignment or sublease, and (b) the proposed assignee or sublessee agrees to use the Premises only for the uses permitted by Lessee under this Lease, and to comply with all of the other terms and conditions of this Lease. Otherwise, Lessor's consent to any proposed sublease or assignment shall not be unreasonably withheld. Consent by Lessor to one assignment, subletting, occupation or use by another person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by the same or another person. Consent to an assignment or sublease shall not release Lessee from liability for the continued performance of the terms and provisions to be kept and performed by Lessee hereunder, unless Lessor specifically and in writing releases Lessee from said liability. In addition, an amendment or modification of the Lease after the assignment or sublease during the Term shall not release Lessee from liability for the continued performance of the terms and provisions to be performed by Lessee hereunder. Any assignment or subletting by operation of law or otherwise, (including without limitation, a transfer of controlling interest in Lessee to any other person, firm or entity, except to an Affiliate as described below) without the prior written consent of Lessor, shall be void and shall, at the option of Lessor, terminate this Lease. Notwithstanding anything contained herein to the contrary, provided Lessee is not in default hereunder and all Base Rent and Additional Rent due and owing as of the date of such assignment have been paid in full, Lessee shall have the right at any time and from time to time, as many times as may be convenient, a) to sublease the Premises to a licensed franchisee of Lessee, b) to sublet or assign all or part of the Premises to (i) a partially or wholly owned corporation subsidiary of Lessee, to its parent company, or an Affiliate of Lessee, as described below,
(ii) any corporation which acquires all or substantially all of the assets or operations of Lessee, or (iii) any corporation into which or with which Lessee has merged or consolidated, other than an Affiliate, so long as the surviving entity has a net worth not less than Lessee's prior to the merger, consolidation or acquisition; provided, (a) Lessee gives prior written notice of the assignment or transfer to Lessor and presents evidence to Lessor of the assignees ability to perform Lessee's financial obligations hereunder, (b) the assignee assumes in writing the duties and obligations of Lessee hereunder, and
(c) Lessee remains directly and primarily liable for the performance of all the covenants, duties and obligations of Lessee hereunder (including, without limitation, the obligation to pay all rent and other sums herein provided to be paid), and Lessor shall be permitted to enforce the provisions of this instrument against the undersigned Lessee and/or any assignee without demand upon or proceeding in any way against any other person. As used in this Lease, the term "Affiliate" shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, more than fifty percent (50%) of the voting interest in, any person or entity shall be presumed to constitute such control.

         Notwithstanding anything contained herein to the contrary, if Lessor approves an assignment of the Lease or sublease of all or any portion of the Premises, the approval shall be conditional upon Lessee paying to Lessor a fee in the amount of $300.00 to cover Lessor's administrative, legal, and other costs and expenses incurred in processing each of Lessee's approved requests.

         34. Transfer of Control. If Lessee is a corporation, and if at any time during the term of this Lease, corporate shares of Lessee shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition so as to result in a change in the present control of said corporation by the person or persons now owning a majority of said corporate shares, Lessee shall be in default of this Lease and Lessor may reasonably exercise its rights in respect of default hereunder. Notwithstanding anything contained herein to the contrary, this provision shall not apply to a transfer to an Affiliate as described in Section 33 above.

         35. Notices. Any notice required or permitted to be given pursuant to the terms of this Lease shall be sent by certified or registered U.S. mail to Lessor at 2201 Timberloch Place, The Woodlands, Texas 77380, Attn: Property Management, with a copy to Crescent Real Estate Equities Limited Partnership, 777 Main Street, Suite 2100, Fort Worth, Texas 76102, Attn: Legal Department, and to Lessee at Telxon Corporation, Attn: Dennis Oleksuk, 3330 West Market Street, Akron, Ohio 44334-0582. The place to which such notices shall be sent may be changed by either party giving notice of such change to the other party in the manner hereinabove provided. A notice shall be deemed given and received on the 3rd business day following deposit in the U.S. Mail as provided above.

         36. Severability. If any of the provisions of this Lease shall contravene or be invalid under the laws of the particular state, county, or jurisdiction where applied, such contravention or invalidity shall not invalidate the Lease or any other portions thereof and the remainder of this Lease or the application thereof to other persons or circumstances shall not be affected thereby.

         37. Corporate Authority. If Lessee signs as a corporation, each of the persons executing this Lease on behalf of Lessee represents and warrants that Lessee is a duly organized and existing corporation, that Lessee has and is qualified to do business in Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.

         38. Title. This Lease is subject to all matters of record in the Real Property Records of Montgomery County, Texas. By execution of this Lease, Lessee consents to all plats and replats of the Land, if any, in compliance with all applicable laws and the recording in the Real Property Records of Montgomery County, Texas, of an instrument annexing the Land into the Declaration of Covenants and Restrictions of The Woodlands Commercial Owners' Association ("Restrictions").

Lessee consents to the annexation of the Land into the Restrictions and agrees that is leasehold interest shall be subject and subordinate to the Restrictions.

         39. Not an Offer. The submission of this Lease to Lessee shall not be construed as an offer, nor shall Lessee have any rights with respect thereto unless Lessor executes a copy of this Lease and delivers the same to Lessee.

         40. Exhibits, Riders and Addenda. This Lease also includes and incorporates herein for all purposes all attached Exhibits, Riders, and Addenda, if any.

         41. Joint and Several Tenancy. If more than one entity executes this Lease as Lessee, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease, or under or with respect to any of the terms hereof shall be fully binding on each and all of the entities executing this Lease as a Lessee.

         42. Binding Effect. This Lease shall be binding upon and inure to the benefit of the heirs, successors or assigns of Lessor and Lessee, subject to the limitation on subleasing and assignment herein contained.

         43. Entire Agreement. This Lease shall constitute the sole and only agreement of Lessor and Lessee with regard to the Lease of the Premises, and shall supercede any prior or contemporaneous oral or written agreements. This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

         44. Pronouns. Pronouns which refer to either Lessor or Lessee shall be construed to mean the appropriate number and gender intended.

         45. Force Majeure. If either party shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (Lessee's financial inability, such as inability to obtain financing or lack of capital, excepted), performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended by a period equal to the period of such delay; provided, however, nothing in this Section shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder, except as may be expressly provided elsewhere in this Lease.

         46. General. Time is of the essence of this Lease. All rights and remedies of Lessor and Lessee under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law. This Lease shall be declared to be a Texas lease, and all of the terms hereof shall be construed according to the laws of the State of Texas. Said Lease shall be performable only in Montgomery County, Texas, and venue for any action hereunder shall lie exclusively in Montgomery County, Texas or in the Southern District of Texas, Houston Division, as appropriate.

         47. Reasonableness. Wherever in the Lease Lessor's or Lessee's consent or approval is required to any action, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

         48. Conflict. In the event of a conflict between the Lease and the Rules and Regulations attached as Exhibit "C", or the Exclusions from Operating Expenses attached hereto as Exhibit "D", the Lease and all other Exhibits and Riders thereto will control. In the event of a conflict between the Lease and any other Exhibit or Rider, the Exhibit, or Rider, as applicable, will control.

         IN TESTIMONY WHEREOF, the parties hereto have executed this Lease in multiple counterparts, each of which shall constitute an original but collectively shall constitute only one document, such execution to be effective on the date first above written.


                                    LESSOR

 Date: January 16, 1998             THE WOODLANDS COMMERCIAL PROPERTIES COMPANY,
                                    L.P., A Texas Limited Partnership

                                    By:  The Woodlands Operating Company, L.P.,
                                         A Texas Limited Partnership, Its
                                         Authorized Agent

                                          By:  /s/ Michael H. Richmond
                                          Name: Michael H. Richmond
                                          Title: President & COO

                                     Federal Employer Tax Identification
                                     No.  76-0543671

                                                   ------------------------
                                                   Originator    dpp
                                                   ------------------------
                                                   Legal
                                                   ------------------------
                                                   Financial
                                                   ------------------------



                                     LESSEE

Date: December 8, 1997               TELXON CORPORATION


                                     By:   /s/ Gerald J. Gabriel
                                     Name:     Gerald J. Gabriel
                                     Title:    V-P Financial Planning

                                     Federal Employer Tax Identification
                                     No. 74-1666060

                                   RIDER NO. 1

                        to Lease Agreement dated            , 1997,
                                 by and between
        THE WOODLANDS COMMERCIAL PROPERTIES COMPANY, INC., as Lessor, and
                         TELXON CORPORATION, as Lessee,
                covering Venture Technology Center VII Building,
                     The Woodlands, Montgomery County, Texas

1.       RENEWAL OPTION

As long as Lessee is not in default in the performance of its covenants under this Lease, Lessee is hereby granted the option to renew the Term of this Lease as to the Premises or a portion thereof (provided no portion shall be less than 50,000 rentable square feet of floor space as of the date of exercise of the renewal option) for periods of additional years each as described below (each of which is a "Renewal Term"), to commence at the expiration of the initial term of this Lease, or applicable Renewal Term. Lessee shall exercise each option to renew by delivering written notice of such election to Lessor at least nine (9) months prior to the expiration of the Term of this Lease. The renewal of this Lease shall be upon the same terms and conditions of this Lease, except (a) the Base Rent during the Renewal Term shall be the prevailing market Base Rent rate (as defined below) at the time each Renewal Term commences, (b) Lessee shall have no option to renew this Lease beyond the Renewal Terms set out herein, (c) Lessee shall not have the right to assign its renewal rights to any sublessee of the Premises or assignee of the Lease, except to an Affiliate as described in
Section 33 of the Lease and, at Lessor's discretion, and (d) the "Term" as defined in the Lease, shall include any Renewal Term that has been duly exercised by Lessee. The number of Renewal Terms and period of additional years each shall be determined by the number of rentable square feet of floor space covered by the renewal. If the floor space covered by the requested renewal is between 50,000 and 69,670 rentable square feet, Lessee shall have the option to renew the Term of the Lease for two (2) periods of five (5) additional years each. If the floor space covered by the requested renewal is equal to or more than 69,670 rentable square feet of floor space, Lessee shall have the option to renew the Term of the Lease for two (2) periods of five (5) additional years each or one (1) period of ten (10) years.

It is understood and agreed that the term "prevailing market Base Rent rate", as used herein, shall mean, as of any date, the then prevailing annual rental rate being charged for space in comparable buildings (including the Building) in the area in The Woodlands development designated as The Woodlands Research Forest comparable to the space in the Building for which such determination is being made after taking into consideration the following (to the extent that same are applicable under the circumstances in question): (a) the location, quality and age of the building; (b) use, location and size; (c) extent of leasehold improvements in the Premises (other than those in Tenant's then-existing Premises) or to be provided, and/or any allowance for same; (d) abatements (including, with respect to base rental, operating expenses and real estate taxes, and parking charges); (e) lease takeover/assumptions; (f) relocation/relocation allowance; (g) refurbishment allowance; (h) club memberships; (i) distinction between "gross" and "net" lease; (j) base year or dollar amount for escalation purposes (operating expenses, real estate taxes and management fee); (k) any other adjustments (including by way of indexes) to base rental; (l) credit standing of the Tenant; (m) term or length of lease; (n) the time the particular rental rate under consideration was agreed upon and became or is to become effective; (o) programming/spaces, planning/interior architecture and engineering allowances; and (p) any other concession or inducement and/or relevant term or condition in making such fair market value rental rate determination.

By not later than nine (9) months prior to the expiration of the Lease Term Lessee shall give written notice to Lessor of its desire to exercise this option and request the rental rate. Within fifteen (15) days thereafter Lessor shall notify Lessee of the rental rate (in no event higher than the prevailing market Base Rental Rate specified above). If Lessee elects to exercise its option but concludes that the rental rate proposed by Lessor is higher than the prevailing market Base Rental Rate, and Lessor and Lessee are not able to agree upon a mutually acceptable rate within the following thirty (30) days, Lessee shall have the option, but not the obligation (i) of revoking the exercise of its option, or (ii) of accepting Lessor's determination of the prevailing market Base Rental Rate, or (iii) of electing to submit the issue to binding appraisal, in which event Lessee and Lessor will agree upon a Market Professional who shall estimate the prevailing market Base Rental Rate. The arbitration process must be initiated no later than six (6) months prior to expiration of the Term or Lessee's renewal rights shall terminate and be of no further force or effect. The cost of the Market Professional shall be shared equally by the parties and his or her decision shall be binding upon the parties. The term "Market Professional", as used herein, shall mean an individual with a minimum of five
(5) years experience in commercial and office leasing and/or valuation in the Greater Houston Area who is either a designated Member of the Appraisal Institute ("MAI") or a Texas licensed real estate broker.

2.       SATELLITE DISH

Notwithstanding anything contained herein to the contrary, subject to Community Review Committee of The Woodlands' approval of plans and specifications for the satellite dish and antennae and the location and screening thereof, Lessor shall allow Lessee to install and maintain a satellite dish and other equipment ("Equipment") on a portion of the roof of the Building ("Roof Space") on the terms hereof:

         (a) Lessee may run cables ("Cables") between the Roof Space and the Premises provided that all cabling shall be installed so as to comply with all local building codes and Lessor's reasonable instructions.

         (b) The Equipment shall remain the property of Lessee or its contractor. Lessee shall at its cost remove such Equipment and if requested by Lessor, the Cables, at the expiration of the Term of the Lease and restore the Roof Space to its original condition as of the Commencement Date of the Lease, ordinary wear and tear excepted.

         (c) Lessee and/or its contractor shall bear all expenses in connection with the installation, use and maintenance of such Equipment and Cables and removal of the Cables and the Equipment. LESSEE SHALL INDEMNIFY AND HOLD LESSOR HARMLESS FROM AND AGAINST ANY AND ALL LIABILITY, DAMAGES, COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES INCURRED BY LESSOR, OF ANY AND EVERY KIND OR CHARACTER, INCLUDING WITHOUT LIMITATION, BODILY INJURY TO OR DEATH OF ANY PERSON OR PROPERTY DAMAGE, FIXED OR CONTINGENT, ARISING OUT OF LESSEE'S INSTALLATION, USE, MISUSE, MAINTENANCE OR


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
                  OPERATION OF THE ROOF SPACE, THE EQUIPMENT AND CABLES AND REMOVAL OF SAME.

         (d) Lessee and/or its contractor shall maintain in force at all times during the term of the Lease comprehensive liability insurance in an amount satisfactory to Lessor, with an insurer satisfactory to Lessor, protecting Lessor against any liability, damages, cost or expenses, in connection with the installation, use, maintenance and operation of the Equipment and Cables and shall supply certificates of such insurance upon request.

         (e) Lessee and its contractors shall comply with all applicable laws, regulations and building codes in connection with the installation, use, misuse, maintenance and operation of the Equipment and Cables.

         (f) Lessor agrees to permit Lessee reasonable access to the Roof Space so as to facilitate the installation, use, maintenance and operation of the Equipment and Cables, and for the removal of the Cables and Equipment.

         (g) Notwithstanding anything contained herein to the contrary, it is understood and agreed by Lessee that this license is granted to Lessee by Lessor on the condition that Lessee agrees, at Lessee's expense, to remove the Equipment on a temporary basis within 5 business days after written notice ("Lessor Notice") from Lessor that Lessor needs access to the area on the roof where the Equipment has been installed in order to make roof repairs. Lessor agrees to provide a location on the Land or in the vicinity of the Land where the Equipment may be stored and will advise Lessee of this location in its notice. Lessor will make the repairs as soon as practicable and will notify Lessee when the Equipment may be relocated back to the roof. If Lessor does not remove the Equipment within the 5 business days after Lessor's Notice, Lessor shall have the right to remove the Equipment and Lessee shall pay to Lessor all of Lessor's actual costs and expenses to remove, and reinstall, after the roof repairs are completed, the Equipment, plus 10% overhead. Said sums shall constitute Additional Rent under the Lease due with the next payment of Base Rent under the Lease. If Lessor exercises its rights hereunder, Lessor shall not be deemed to be guilty of any manner of conversion or trespass with respect to the Equipment and Lessor shall not be liable for any business interruption or inconvenience caused to Lessee because of its inability to use the Equipment while the roof repairs are being made. Nothing herein contained shall be deemed to affect or limit the right of Lessor to enforce this provision by appropriate judicial proceedings.

         (h) This agreement to install Equipment is personal to the Lessee. It is nonassignable and any attempt to assign this license will terminate the privileges herein granted.


3.       OPTION AND FIRST RIGHT TO PURCHASE - OPTION I

         (1) During the period ("Option I Period") commencing on the date of substantial completion of the


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
Premises as certified by the Project Architect and ending two (2) years thereafter, Lessee shall have the option ("Option I") to purchase that approximately 6.6 acre parcel of land ("Option Tract I") shown on Annex "1" to be used for general office and engineering design and incidental uses related thereto purposes only . If Lessee shall fail to enter into an earnest money contract on Lessor's then standard form (to close within ninety (90) days thereafter) covering the Option Tract I within the Option I Period, subject to subparagraph (2) below, Lessor shall be at liberty to make such sale to a third party. It is understood and agreed that during the Option I Period, the purchase price shall be the Estimated Fair Market Value (determined as described in Paragraph 5 below) of the Option Tract I at the time of exercise of the Option
I. Lessee shall have the right to extend the Option I for one (1) additional year by delivery to Lessor of written notice of its election to extend the Option I, accompanied by an extension fee of $144,000.00 at least ninety (90) days prior to expiration of the Option I. Any extension fee paid by Lessee shall be applied to the purchase price of the Option Tract I if the sale and purchase on the terms hereof closes; otherwise the extension fee shall be retained by Lessor.

         (2) If the Option I is not extended, during the period commencing on the first day following the expiration of the Option I Period, provided the Option I is not extended, and ending one (1) year thereafter, Lessee shall have a first right to purchase the Option Tract I on the following terms and conditions. If Lessor shall receive a letter of intent to purchase the Option Tract I which terms Lessor is willing to accept, Lessor shall give Lessee written notice that it has received an offer it is willing to accept. Lessee shall have the right for fifteen (15) working days after receipt of notice of such third party letter of intent, which is acceptable to Lessor, to execute Lessor's then standard form earnest money contract to be provided by Lessor, covering such Option Tract I. Lessee's first right to purchase shall be paramount to any rights of the third party in question. If Lessee shall fail to execute the earnest money contract for the Option Tract I within the time herein specified, Lessor shall be at liberty to make such sale to the third party. It is understood that in the event Lessee exercises its first right to purchase, the purchase price of Option Tract I shall be the Estimated Fair Market Value (determined as described in paragraph (5) below).

         Further, notwithstanding anything contained herein to the contrary, it is understood and agreed that the rights set forth (1) and (2) above are conditioned upon Lessee being in full compliance with all the terms and conditions of the Lease at the time Lessee gives notice to Lessor of its election to exercise its rights in (1) and (2) above. Any monetary default beyond any applicable cure period shall, at Lessor's option, terminate Lessee's rights hereunder. The right set forth above are not assignable by lessee to any sublessee of the Premises or assignee of the Lease, except to an Affiliate as described in Section 33 of the Lease.

4.       OPTION AND FIRST RIGHT TO PURCHASE - OPTION II

         (1) During the period ("Option II Period") commencing on the date of substantial completion of the Premises and ending two (2) years thereafter, Lessee shall have the option ("Option II") to purchase that approximately 17.7 acre parcel of land ("Option Tract II") shown on Annex "2" to be used for office and light manufacturing/assembly purposes only. If Lessee shall fail to enter into an earnest money contract on Lessor's then standard form (to close within ninety (90) days thereafter) covering the Option Tract II within the Option II Period, subject to subparagraph (2) below, Lessor shall be at liberty to make such sale to a third party. It is understood and agreed that during the Option II Period, the purchase price of the Option Tract II shall be


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
the Estimated Fair Market Value (determined as described in paragraph (5) below) of the Option Tract II at the time of exercise of the Option II. Lessee shall have the right to extend the Option II for one (1) additional year by delivery to Lessor of written notice of election to extend the Option II, accompanied by an extension fee of $260,000.00 at least ninety (90) days prior to expiration of Option II. Any extension fee paid by Lessee shall be applied to the purchase price of the Option Tract II of the sale and purchase, on the terms hereof, closes; otherwise the extension fee shall be retained by Lessor.

         (2) During the period commencing on the first day following the expiration of the Option II Period and ending either (i) three (3) years thereafter, if the Option II is not extended, or (ii) two (2) years thereafter if Lessee extends the Option II, Lessee shall have a first right to purchase the Option Tract II on the following terms and conditions. If Lessor shall receive a letter of intent to purchase the Option Tract II ,which terms Lessor is willing to accept, Lessor shall give Lessee written notice that it has received an offer it is willing to accept. Lessee shall have the right for fifteen(15) business days after receipt of notice of such third party letter of intent, which is acceptable to Lessor, to execute Lessor's then standard form earnest money contract to be provided by Lessor, covering such Option Tract II. Lessee's first right to purchase shall be paramount to any rights of the third party in question. If Lessee shall fail to execute a earnest money contract for the Option Tract II within the time herein specified, Lessor shall be at liberty to make such sale to the third party. It is understood that in the event Lessee exercises its first right to purchase, the purchase price of Option Tract II shall be the Estimated Fair Market Value (determined as described in paragraph
(5) below).

         Further, notwithstanding anything contained herein to the contrary, it is understood and agreed that the rights set forth (1) and (2) above are conditioned upon Lessee being in full compliance with all the terms and conditions of the Lease at the time Lessee gives notice to Lessor of its election to exercise its rights in (1) and (2) above. Any monetary default beyond any applicable cure period shall, at Lessor's option, terminate Lessee's rights hereunder. The right set forth above are not assignable by lessee to any sublessee of the Premises or assignee of the Lease, except to an Affiliate as defined in Section 33 of the Lease.

5.       ESTIMATED FAIR MARKET VALUE

         "Estimated Fair Market Value" as used in paragraph 3. and 4. above shall mean the value of the land to a person or entity with a real property interest adjoining the land the subject of the option and determined as follows. Lessor and Lessee may, by written agreement, agree upon the estimated fair market value of the land provided that if Lessor and Lessee are unwilling or unable to make such an estimate within thirty (30) days after Lessee exercises an option provided for in 3. and/or 4. above, then Lessor and Lessee, within fifteen (15) days after the expiration of such thirty (30) day period, shall each select an appraiser. If either Lessor or Lessee fails to select an appraiser within said period, the appraiser selected (by the party that did not fail to select an appraiser) shall select a second appraiser and the Estimated Fair Market Value shall be the average of the two (2) appraisals. If both Lessor and Lessee do each select an appraiser, the two (2) appraisers shall within thirty (30) days thereafter submit their written appraisals to Lessor and Lessee and if the two (2) appraisers agree on a value of the land within five percent (5%), such average of the two (2) values shall be the Estimated Fair Market Value. If the two (2) appraisers cannot agree, then they will choose a third appraiser by mutual agreement. When three (3) appraisers are utilized, the Estimated Fair Market Value of the land shall be determined by: first, if the highest appraisal exceeds the middle appraisal by more than five percent (5%) and/or if the lowest appraisal is less than the middle appraisal by more than five percent (5%), then the appraisal that exceeds or is less than the middle appraisal by the greater percentage shall be disregarded; then disregarding the appropriate appraisal, if any, in the manner set forth above, the remaining appraisals will be averaged.

         Each appraiser shall be an MAI appraiser with a least ten (10) years experience appraising commercial properties in the Harris and Montgomery Counties, Texas.

         The cost of the appraiser chosen by Lessor and Lessee shall each be paid by Lessor and Lessee. In the event a third appraiser is selected, the cost for such third appraiser shall be divided equally between Lessor and Lessee.

6.       TAXES

         Lessor shall use reasonable efforts to notify Lessee annually in writing of a proposed or contemplated increase (of more than 15%, which percentage shall not include the increase due to expiration of any applicable tax abatement programs) in total taxes and assessments payable on the Land and the Building. Lessor agrees to meet with Lessee, upon Lessee's request, to discuss and consider the need to contest any such increase in such taxes and assessments. Lessor and Lessee shall both make a good faith effort to cooperate with each other in evaluating whether the taxes and assessments should be contested.


7.       EARLY ENTRY

         Notwithstanding anything contained herein to the contrary, Lessee may enter into the Premises prior to the Commencement Date, at its sole risk, for the purpose of moving in office furniture and equipment and installing telephone cabling. Lessee's activities must not unreasonably interfere with the work being performed by Lessor's contractors and subcontractors. Prior to entering onto the Premises Lessee shall provide evidence of the insurance required by the terms of the Lease. Lessee acknowledges that Lessor shall have no responsibility for the security of the furniture and equipment located to the Premises prior to the Commencement Date and Lessee agrees to indemnify and save Lessor harmless against claims, demands and liabilities for personal injuries or property damage that may be caused by or arise out of, or are attributed to, directly or indirectly, Lessee's entry onto the Premises prior to the Commencement Date.


8.       BASE RENT ABATEMENT

So long as Lessee is not in default in the performance of its covenants under this Lease, the payment of Base Rent (in the amount and as defined in Section 7 of the Lease) shall be abated up to an amount equal to $95,312.50 ("Incentive"). No Base Rent shall be payable for the first month of the Term. The balance of the Incentive (difference between $95,312.50 and the monthly Base Rent amount payable during the first 5 years of the Lease Term) may be applied by Lessee, with 30 days prior written notice to Lessor, to the Base Rent of any month within 24 months from the Lease Commencement Date. The Incentive is provided to Lessee as an incentive for entering into the Lease. Nothing contained herein shall abate, amend, or delay the obligation of Lessee to pay Additional Rent at the times and in the amounts provided for in the Lease.




                                       7